UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)

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Mendocino Brewing Company, Inc.
(Name of Registrant as Specified in its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MENDOCINO BREWING COMPANY, INC.

1601 Airport Road
Ukiah, California 95482
(800) 733-3871

April 27, 2007

Dear Shareholder:

I would like to personally invite you to attend the Annual Meeting of Shareholders of Mendocino Brewing Company, Inc. (the "Company") to be held at 2 p.m., Pacific Daylight Time, on Thursday, June 21, 2007, at our brewery located at 1601 Airport Road, Ukiah, California. Additional information about our Company and about the Annual Meeting accompanies this letter, and I urge each of you to read through all this material carefully.

Your Company’s operations in the United States witnessed substantial growth during the year 2006. Your Company’s products are currently available in 40 states and the District of Columbia, and are distributed by over 90 distributors. Your Company refinanced its loans during the year 2006 to augment working capital requirements to support this growth. Your Company is vigorously pursuing contract brewing opportunities to further utilize its brewing capacity.

Your Company’s European subsidiary, UBSN sells Kingfisher Lager Beer in approximately 3,500 locations, including ethnic Indian restaurants in more than 16 European markets, through specialty restaurant trade distributors. UBSN continues to promote Kingfisher lager beer through innovative promotions such as the talkSPORT “Watch the Cricket with Kingfisher” competition, sponsorships such as “Kingfisher Curry Capital and Ethnicity Award”, and talkSPORT radio coverage of the India vs England cricket series in 2006.

Your Company continues to maintain its focus on its core business and capitalize on the brand equity of its product portfolio. In 2007, we will continue to focus on domestic and international market penetration. We expect to continue gaining brand awareness and market share as a result of the strength of our portfolio of brands and our sales, marketing and promotional campaigns.

I would like to express my personal gratitude to our dedicated employees, management and Board of Directors for their tireless efforts and contributions during this past year.

Finally, I would like to thank you, our esteemed shareholders, for your continued support. On your behalf, we will continue to pursue our objectives of market leadership in each of our primary markets.

Dr. Vijay Mallya
Chairman

MENDOCINO BREWING COMPANY, INC.
1601 Airport Road
Ukiah, CA 95482
(800) 733-3871
April 27, 2007

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Mendocino Brewing Company, Inc. (the "Company") to be held at 2:00 p.m., Pacific Daylight Time, on Thursday, June 21, 2007, at our brewery located at 1601 Airport Road, Ukiah, California (the "Annual Meeting").

As described in the accompanying Proxy Statement, at the Annual Meeting the shareholders will elect directors of the Company for the forthcoming year. Scott R. Heldfond, H. Michael Laybourn, Dr. Vijay Mallya, Jerome G. Merchant, Sury Rao Palamand, Kent D. Price, and Yashpal Singh, all of whom are currently members of the Company's Board of Directors have been nominated by the Board of Directors for election to the Board of Directors this year.

You will also be asked to ratify and approve the appointment PMB Helin Donovan, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2007. The Board of Directors does not anticipate that any additional proposals will be presented for consideration at the Annual Meeting.

Your Board of Directors recommends that you vote FOR the election of its nominees for director, and FOR ratification of the appointment of PMB Helin Donovan, LLP as the Company's independent registered pubic accounting firm for the fiscal year ending December 31, 2007. You are encouraged to read the enclosed Proxy Statement, which provides detailed information concerning all of the proposals which are expected to come before the Annual Meeting, and the enclosed Annual Report to Shareholders which includes information on the Company's operations as well as the Company's audited financial statements.

Your vote is important, regardless of the number of shares you own. On behalf of your Board of Directors, I urge you to complete, date, and sign the accompanying proxy and return it to the Company promptly. Doing so will not prevent you from attending the Annual Meeting or voting in person, but it will assure that your vote is counted if you are unable to attend the Annual Meeting. You may revoke your proxy at any time, by submitting either a written notice of revocation or a duly executed proxy bearing a later date to the Company's Secretary at the Company's offices prior to the Annual Meeting, or by attending the Annual Meeting and voting in person.

All of us at Mendocino Brewing Company look forward to seeing you at the Annual Meeting.

Sincerely,

N. Mahadevan
Corporate Secretary

MENDOCINO BREWING COMPANY, INC.
1601 Airport Road
Ukiah, CA 95482
(800) 733-3871
_________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on Thursday, June 21, 2007.
_________________________________

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of the Shareholders of Mendocino Brewing Company, Inc., a California corporation (the "Company"), will be held at 2:00 p.m., Pacific Daylight Time, on Thursday, June 21, 2007, at our brewery located at 1601 Airport Road, Ukiah, California, 95482 for the following purposes:

1.
To elect directors of the Company, each to serve until the next Annual Meeting of Shareholders and until his successor has been elected or until his earlier resignation or removal. The Board of Directors has nominated the following candidates: Scott R. Heldfond, H. Michael Laybourn, Dr. Vijay Mallya, Jerome G. Merchant, Sury Rao Palamand, Kent D. Price, and Yashpal Singh.

2.	To ratify and approve the appointment of PMB Helin Donovan, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2007.

3.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 27, 2007 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting.

To help us in planning for the Annual Meeting, please mark the appropriate box on the accompanying proxy if you plan to attend. PLEASE NOTE THAT THE ENCLOSED PROXY IS BEING SOLICITED BY THE COMPANY'S BOARD OF DIRECTORS.

By Order of the Board of Directors
Ukiah, California April 27, 2007	/s/ N. Mahadevan N. Mahadevan Corporate Secretary

MENDOCINO BREWING COMPANY, INC.
1601 Airport Road
Ukiah, CA 95482

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 21, 2007

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Mendocino Brewing Company, Inc., a California corporation (the "Company"), of proxies to be used at the Annual Meeting of the Shareholders of the Company to be held at 2:00 p.m., Pacific Daylight Time, on Thursday, June 21, 2007, at our brewery located at 1601 Airport Road, Ukiah, California, and at any adjournment or adjournments thereof (the "Annual Meeting"). May 3, 2007 is the approximate first date for the sending to shareholders of this Proxy Statement and the accompanying form of proxy. The mailing address of the principal executive offices of the Company is: 1601 Airport Road, Ukiah, CA 95482, and its telephone number is: (800) 733-3871.

Matters for Consideration at the Annual Meeting

At the Annual Meeting, shareholders will be asked to consider and to vote upon the following:

Proposal No. 1: To elect directors of the Company, each to serve until the next Annual Meeting of Shareholders and until his successor has been elected and qualified or until his earlier resignation or removal. The Board of Directors has nominated the following candidates: Scott R. Heldfond, H. Michael Laybourn, Dr. Vijay Mallya, Jerome G. Merchant, Sury Rao Palamand, Kent D. Price, and Yashpal Singh.

Proposal No. 2: To ratify and approve the appointment of PMB Helin Donovan, LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2007.

THE BOARD OF DIRECTORS OF THE CORPORATION UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE FOREGOING PROPOSALS.

GENERAL INFORMATION

Persons Making the Solicitation

This solicitation of Proxies is being made by the Company's Board of Directors. The expenses of preparing, assembling, printing, and mailing this Proxy Statement and the materials used in the solicitation of Proxies for the Annual Meeting will be borne by the Company. It is contemplated that Proxies will be solicited principally through the use of the mails, but officers, directors, and employees of the Company may solicit Proxies personally or by telephone, without receiving special compensation therefor. The Company will reimburse banks, brokerage houses, and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding these Proxy materials to shareholders whose stock in the Company is held of record by such entities.

Voting Securities of the Company

All properly executed Proxies delivered pursuant to this solicitation and not previously revoked will be voted at the Annual Meeting in accordance with the directions given; alternatively, shareholders may attend the Annual Meeting and vote their shares in person. The Company recommends that shareholders planning to attend the meeting submit proxies so that such shareholders' votes will be counted if they later decide not to attend the meeting. Proxies which are executed and returned to the Company without contrary instructions will be voted "For" the election of each of the Board of Directors' nominees for Director (as indicated in Proposal No. 1), and "For" the ratification of the approval of PMB Helin Donovan, LLP as the Company's independent registered accounting firm. If other matters are properly presented for voting at the Annual Meeting, the proxy holders will vote on such matters in their discretion.

Outstanding Shares; Record Date. There were approximately 11,628,174 shares of the Company's Common Stock (the "Common Stock") and 227,600 shares of the Company's Series A Preferred Stock (the "Series A Preferred Stock") that were issued and outstanding at the close of business on April 27, 2007, which date has been fixed as the record date for the purpose of determining shareholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date").

Voting Generally.

Holders of Common Stock. On any matter submitted to the vote of the shareholders, other than the election of directors, each holder of Common Stock will be entitled to one vote, in person or by Proxy, for each share of Common Stock held of record on the Company's books as of the Record Date. With respect to the special rules relating to the election of directors, please see below under the captions "Election of Directors" and "Cumulative Voting."

Holders of Series A Preferred Stock. The Company's Series A Preferred Stock does not have voting rights, except to the extent required by law, and accordingly the holders of the Series A Preferred Stock will not have the right to vote on any matters scheduled to come before the Annual Meeting.

Voting Procedures. Holders of the Company's Common Stock may vote in favor of or against any of the Proposals, or may abstain from voting on Proposal No. 2, by specifying their choice as indicated on the enclosed proxy card. If no specific instructions are given with respect to any Proposal, however, the shares represented by any signed proxy will be voted FOR that Proposal. If a shareholder wishes to do so, he or she may also attend the Annual Meeting in person, and either submit a signed proxy card at that time or vote by ballot at the Annual Meeting.

Votes Required for Approval. Directors of the Company will be elected (Proposal No. 1) by the vote of a plurality of the shares of Common Stock which are present at the Annual Meeting, as discussed below under the heading "Election of Directors." Thus, abstentions and broker non-votes could have an indirect effect on the outcome of the election of directors, since they will enable a smaller number of votes to determine the outcome of the election.

Ratification of Proposal No. 2 (approval of PMB Helin Donovan, LLP as the Company's independent registered accounting firm for the fiscal year ending December 31, 2007) will require only the affirmative vote of the holders of a majority of the shares of Common Stock of the Company voting in person or by proxy at the Annual Meeting. Thus, abstentions and broker non-votes, although they will be counted in determining whether a quorum is present for the vote on all matters to come before the Annual Meeting, will have no direct effect on the outcome of the votes on Proposal No. 2.

Election of Directors. With respect to the election of directors, shareholders may vote "For" all or some of the nominees or shareholders may vote "Withhold" with respect to one or more of the nominees, by following the instructions on the enclosed proxy card. Directors will be elected by a plurality of the votes cast by the holders of the Company's Common Stock, voting in person or by proxy at the Annual Meeting.

A shareholder may choose to withhold from the proxy holders the authority to vote for any of the individual candidates nominated by the Board of Directors, by marking the appropriate box on the proxy card. In that event, the proxy holders will not cast any of the shareholder's votes for candidates whose names have been so indicated, whether or not cumulative voting is called for at the Annual Meeting, but they will retain the authority to vote for the candidates nominated by the Board of Directors whose names have not been so indicated, and for any other candidates who may be properly nominated at the Annual Meeting. If a shareholder wishes to specify the manner in which his or her votes are allocated in the event of cumulative voting, then he or she must appear and vote in person at the Annual Meeting. Ballots will be available at the Annual Meeting for persons desiring to vote in person. All votes will be tabulated by the inspector of elections appointed by the Board of Directors who will act as the tabulating agent for the Annual Meeting.

Cumulative Voting. In connection with the election of directors (only), shares may be voted cumulatively, but only for persons whose names have been placed in nomination prior to the voting for election of directors and only if a shareholder present at the Annual Meeting gives written notice at the Annual Meeting to the chairman of the meeting, prior to the vote, of his or her intention to vote cumulatively. (Notice of intention to vote cumulatively may not be given by simply marking and returning a proxy.) If any Company shareholder gives such notice, then all shareholders eligible to vote will be entitled to cumulate their votes in voting for the election of the directors. Cumulative voting allows a shareholder to cast a number of votes equal to the number of shares held in his or her name as of the Record Date, multiplied by the number of directors to be elected. All of these votes may be cast for any one nominee, or they may be distributed among as many nominees as the shareholder sees fit. The nominees receiving the highest number of votes, up to the number of places to be filled, shall be elected.

If one of the Company's shareholders gives notice of intention to vote cumulatively, the persons holding the proxies solicited by the Board of Directors will exercise their cumulative voting rights, at their discretion, to vote the shares they hold in such a way as to ensure the election of as many of the Board's nominees as they deem possible.

Under the California General Corporation Law, cumulative voting may not be used in connection with any matter other than the election of directors.

Quorum. The presence of the persons entitled to vote a majority of the voting shares of the Company at the Annual Meeting, whether those persons are present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present at the time the Annual Meeting is convened, or if for any other reason the Company believes that additional time should be allowed for the solicitation of proxies or consideration of the issues raised at the Annual Meeting, the Company may adjourn the Annual Meeting. If the Company proposes to adjourn the Annual Meeting by a vote of the shareholders, the persons named in the enclosed form of proxy will vote all shares for which they have voting authority in favor of such adjournment.

Votes Cast at the Annual Meetings. The inspector of election appointed by the Board of Directors will be in attendance at the Annual Meeting in order to receive and tabulate any votes cast at that time.

Solicitation of Proxies

The expense of soliciting proxies in the form accompanying this Proxy Statement will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, the Company and/or its agents may also solicit proxies by mail, telephone or facsimile, or in person. The Company will request that brokers, custodians, nominees, and other record holders of the Company's Common Stock forward copies of the proxy and other soliciting materials to persons for whom they hold such shares and request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

Revocability of Proxies

A form of proxy for voting your shares at the Annual Meeting is enclosed. Any shareholder who executes and delivers such a proxy has the right to, and may, revoke it at any time before it is exercised, by filing with the Secretary of the Company at Mendocino Brewing Company, Inc., 1601 Airport Road, Ukiah, CA 95482 an instrument revoking the Proxy or a duly executed proxy bearing a later date. In addition, if the person executing a proxy is present at the Annual Meeting, and elects to vote in person, the powers of the proxy holders will be superseded as to those proposals on which the shareholder actually votes at the Annual Meeting.

Market Listing

The Company's Common Stock is quoted on the OTC Bulletin Board of The Nasdaq Stock Market, Inc. under the symbol "MENB".

Forward Looking Statements Regarding the Company

Certain information contained in this proxy statement which does not relate to historical financial information may be deemed to constitute forward looking statements. The words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "believe," "intend," "plan," "budget," or similar expressions identify "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. This proxy statement contains certain forward-looking statements with respect to the plans, objectives, future performance, and business of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from historical results and those presently anticipated or projected. The Company's shareholders are cautioned not to place undue reliance on such statements, which speak only as of the date of this Proxy Statement. The Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Available Information

The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith periodically files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copies can be made or obtained at or by writing to the public reference facilities of the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Such material may also be accessed electronically through the Company's filings on EDGAR on the Commission's internet website (http://www.sec.gov).

PROPOSAL NO. 1: ELECTION OF DIRECTORS

At the Annual Meeting, shareholders will elect directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been elected or until their earlier resignation or removal. Under the Company's Bylaws, the Company's Board of Directors may consist of between five (5) and nine (9) members, with the exact number within that range being determined by the Board of Directors. At present the Board has set the number of directors at seven (7).

Shares represented by the accompanying proxy will be voted for the election of the nominees recommended by the Board of Directors unless the proxy is marked in such a manner as to withhold authority so to vote for any specific nominee. If any nominee for any reason is unable to serve, or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to, or for good cause will not, serve as a Director.

Nominees for Director

The entire Board of Directors acts as the nominating committee in the consideration of director nominees. The Board of Directors has nominated seven (7) individuals to serve as directors of the Company until the next Annual Meeting, all of whom are current members of the Board of Directors. The Board of Director's nominees are: Scott R. Heldfond, H. Michael Laybourn, Dr. Vijay Mallya, Kent D. Price, Sury Rao Palamand, Jerome G. Merchant, and Yashpal Singh. As of the date of this Proxy Statement, no other names had been placed in nomination for consideration by the shareholders at the Annual Meeting.

The Board of Directors has not adopted a charter or any other set of rules with respect to the nominating process. While the Board of Directors would carefully consider the nomination of any candidate for director who may be recommended by the Company's shareholders, due to the lack of such nominations in the past it has not felt the need to adopt any specific policy in this regard. Similarly, it has not adopted any specific minimum qualifications for candidates for election as director or identified any specific qualities or skills that such candidates should possess. Any shareholder wishing to submit a recommendation for a nominee for the Board of Directors should follow the procedures set forth herein under the caption "Shareholder Communications With the Board of Directors".

Directors and Executive Officers of the Company

The following table sets forth the names, ages as of April 1, 2007, and positions and officers with the Company for each of the Company's current Directors and executive officers, and each of the Board of Director's nominees for director:

Name	Age	Position	Office Held Since

Scott R. Heldfond	62	Director	2005
H. Michael Laybourn	68	Director	1993
Vijay Mallya, Ph.D.	51	Director and Chairman of the Board	1997
Jerome G. Merchant*+	45	Director	1997
Mahadevan Narayanan	49	Chief Financial Officer and Secretary	2001
Sury Rao Palamand, Ph.D.*+	76	Director	1998
Kent D. Price*+	63	Director	1998
Yashpal Singh	61	Director, President and Chief Executive Officer	1997
______________
* Member of the Audit/Finance Committee.
+ Member of the Compensation Committee.

Business Experience

The material occupations, positions, offices or employments for at least the past five (5) years of each current director, each of the Board of Director's nominees for director and the Company's executive officers are set forth below.

Mr. Scott Heldfond joined the Board in January 2005. He is a Director of NASDAQ Insurance Group, LLC, a national insurance brokerage and consulting firm owned by the NASDAQ Stock Market. Mr. Heldfond has also served as the Managing Partner of eSEED Capital, LLC, a technology-focused merchant banking firm since 1999. He also served as President and Chief Executive Officer of Frank Crystal & Co. of California, a New York-based insurance brokerage from 1995 to 1999, Chairman of Hales Capital LLC, an investment banking firm from 1994 to February 1997 and firm President of AON Real Estate & Investments. Mr. Heldfond also served as a Director of HomeGain, Inc (recently sold to Classified Ventures), a private venture backed company and UBICS, a NASDAQ traded firm that provides information technology staffing and solutions for domestic and international businesses. Mr. Heldfond has also served as a Director of Galoob Toys, which was the third largest toy manufacture before its sale to Hasbro. Mr. Heldfond holds an undergraduate degree from the University of California, Berkeley and a J.D. from the University of San Francisco Law School. He is a Commissioner and the President of the Health Services Commission of the City and County of San Francisco, in addition he serves as an advisor to or on the Board of Directors of a number of local, statewide, and national charitable and community service organizations. Mr. Heldfond is the Honorary Consul General to the U.S. for the Republic of Rwanda.

H. Michael Laybourn, co-founder of the Company, served as the Company's President from its inception in 1982 through December 1999, and as its Chief Executive Officer from inception through October 1997. Mr. Laybourn was elected a Director in November 1993 when the Company began the process of converting from a limited partnership to a corporation and served as Chairman of the Board from June 1994 through October 1997. Mr. Laybourn is a former Vice President of the California Small Brewers Association and a former Chairman of the Board of Directors of the Brewers Association of America. Mr. Laybourn holds a Bachelor of Fine Arts degree from Arizona State University.

Vijay Mallya, Ph.D., became Chairman of the Board in October 1997 and was its Chief Executive Officer until January 2005. Dr. Mallya is Chairman of UBICS, Inc., United Breweries Limited, UB Engineering Limited, Mangalore Chemicals and Fertilizers Ltd., Herbertsons Limited, McDowell & Co. Ltd., and other affiliated companies (collectively the "UB Group"). United Breweries Limited and McDowell & Co., Ltd. are two of Asia's leading beer and spirits companies. The UB Group has annual sales in excess of U.S. dollars $1 billion. He also sits on the boards of several foreign companies and organizations including companies comprising the UB Group, The Institute of Economic Studies (India), and the Federation of the Indian Chamber of Commerce and Industries. Dr. Mallya was recently elected to serve as a member of the Upper House of the Indian Parliament. Dr. Mallya holds a Bachelor of Commerce degree from the University of Calcutta in India and an honorary Doctorate in Business Administration from the University of California, Irvine.

Jerome G. Merchant became a director in October 1997 and was Chief Financial Officer of the Company from November 1997 to October 1998. Mr. Merchant currently serves as the Strategic Planning Consultant to the Chairman's Office of the Company and has served in such capacity since July 1996. Mr. Merchant is currently a Managing Director with RSM EquiCo Capital Markets, LLC a mid market investment bank. He has over 20 years experience in investment banking and capital raising. Previously, he held executive positions at Citigroup and MetLife Investors. Mr. Merchant has advised the investment division and clients of Citibank, Smith Barney, Bank of America, Wells Fargo and U.S. Bank amongst others. In executive and strategic planning capacities, he has advised public and private companies and both institutional and high-net worth investors. Between April 1993 and December 2003, Mr. Merchant served in various senior capacities for Cal Fed Investments, a wholly owned subsidiary of Cal Fed Bank. Previously, Mr. Merchant directed the West Coast capital raising for a private equity group making equity oriented management buyouts and strategic acquisitions. He received his B.S. degree in Managerial Economics-Finance from the University of California, at Davis.

Mahadevan Narayanan joined the company in early 2001 as Secretary, Corporate Controller and Chief Financial Officer. Before joining the Company, he served the United Breweries Group in India for 17 years in various financial and accounting capacities. Mahadevan Narayanan was most recently employed as Senior Manager of Accounting Services of Herbertsons Ltd. for the past six years. He holds a Bachelor of Science degree in Mathematics from Madurai Kamaraj University in India and is an associate member of the Institute of Chartered Accountants of India.

Sury Rao Palamand became a director of the Company in January 1998. Dr. Palamand is a director and partner of Summit Products, Inc, a beverage development and consulting company serving the food and beverage industry. He is also a director and partner in the Historic Lemp Brewery involved in the development of microbreweries and brewpubs in addition to his real estate activities in the restoration of historic buildings. Dr. Palamand has over 40 years of experience in the brewing industry and has published numerous scientific and technical papers on beer and other fermented beverages in various Technical Journals in the USA and abroad. He is an associate member of the Institute of Brewing, London and is a member of several brewing organizations in the United States. In addition, Dr. Palamand possesses technical and technological expertise in Wine making as well as in the development of soft drinks. Prior to joining the Company as a director, Dr. Palamand served as director of Beer and New Beverage development at Anheuser-Busch Companies, Inc. Dr. Palamand holds a Bachelor of Science degree from the University of Mysore, India, a Master of Science degree in Applied Chemistry from the University of Bombay, India and a Masters degree in Food Microbiology and a Ph.D. degree in Food and Flavor technology from the Ohio State University, Columbus, Ohio. Dr. Palamand is listed in the MARQUIS WHO is WHO in America and in the WHO is WHO in the Midwest.

Kent D. Price became a director in January 1998. Kent Price is a founder and President of Parker Price Venture Capital. Mr. Price was a Rhodes Scholar at Oxford University, attended the University of Montana, UCLA and Harvard Business School. Mr. Price is a member of the board of directors of the University of Montana and a member of the Investment Committee. Mr. Price has extensive operational experience, including his role as CEO of The Chloride Group, a global battery company, CEO of the Bank of San Francisco, General Manager of Banking, Finance and Securities Group at IBM, Chief Financial Office at the Bank of New England, Executive Vice President of the Bank of America and a senior officer at Citibank. He has lived and worked in England, Germany, Ireland, Nigeria, Ivory Coast, Taiwan, Hong Kong, Japan, Singapore as well as the United States. He has served on boards in the UK, India, South Africa, Hong Kong, Taiwan, China and the United States. Mr. Price served as a Captain in the United States Air Force.

Yashpal Singh, President of the Company since January 2000, became a director in October 1997 and has served as its Executive Vice President and Chief Operating Officer since May 1998. Mr. Singh became the Chief Executive Officer in January 2005. From May 1997 to March 1998, Mr. Singh served as Executive Vice-President- Operations for UBA. In that capacity, he was responsible for UBA's United States brewing operations. Between 1992 and 1997, Mr. Singh also served as Senior Vice President-Operations for United Breweries Ltd., an Indian Corporation, where he was responsible for the operations of 12 breweries, instituting new projects, and technical and operational evaluations of potential acquisition opportunities worldwide. Mr. Singh has over 38 years of experience in the brewing industry. Mr. Singh holds a Bachelors degree in Science from Punjab University in India, and has graduate training in the fields of Brewing, Malting, and Mineral Water Technology. Mr. Singh is an associate member of the Institute of Brewing, London, a member of the Master Brewers Association of America, and was a former executive member of the Managing Committee of the All India Brewer's Association.

Corporate Governance

Director Independence

The Board of Directors has determined that the following directors qualify as "independent" in accordance with the published listing requirements of NASDAQ: Mr. Heldfond, Mr. Laybourn, Mr. Palamand, Mr. Merchant and Mr. Price. Mr. Singh is not "independent" because he is an employee of the Company. Dr. Mallya is not independent since he has received payments in excess of $60,000 from the Company during the last three (3) years.

The NASDAQ rules have both objective tests and a subjective test for determining who is an "independent director." The objective tests provide that a director is not considered independent if he (i) is an employee of the Company (or has been in the past three (3) years); (ii) has accepted (or a family member has accepted) compensation from the Company in excess of $100,000 during any period of twelve (12) consecutive months within the preceding three (3) year period (subject to certain exceptions); (iii) has a family member that was employed as an executive officer of the Company during the past three (3) years; (iv) is (or a family member is) a controlling shareholder or an executive officer of an organization to which the Company made or received payments that exceed the greater of (a) five percent (5%) of the recipient's consolidated gross revenues for that year or (b) $200,000 for the current year or the preceding three (3) years. The subjective test is based on the standard that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Board of Directors also determined that Mr. Merchant was not "independent" for purposes of NASDAQ's special independence requirements for members of the Audit and Compensation Committee during 2006 based upon his performance of consulting services to the Company and his receipt of payment for such services. Effective January 1, 2007, Mr. Merchant will no longer provide consulting services to the Company.

Board of Directors' Meetings and Committees

During the fiscal year ended December 31, 2006, the Board of Directors held two (2) meetings. Dr. Mallya failed to attend one meeting. No other director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and any committees of which such Director was a member.

Directors are encouraged to attend the Annual Meeting of Shareholders. At the 2006 Annual Meeting, six members of the Board of Directors were in attendance.

Listed below are the committees of the Board of Directors, along with the names of the Directors who served as members of each committee during 2006 and the first four months of 2007.

Audit and Finance Committee. The Board of Directors has a standing Audit/Finance Committee and a standing Compensation Committee.

Messrs. Merchant, Price, and Palamand presently serve as the members of the Audit/Finance Committee (established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended), which met three times during fiscal year 2006. Mr. Palamand failed to attend one of those meetings. The Audit/Finance Committee reviews, acts on, and reports to the Board of Directors with respect to various auditing, accounting and finance matters, including the selection of the Company's auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of the Company's auditors, and the accounting practices of the Company. In the judgment of the Company's Board of Directors, Messrs. Price and Palamand are "independent," as that term is defined in Section 4200(a)(15) of the Rules of the National Association of Securities Dealers, Inc. Prior to January 1, 2007, Mr. Merchant received compensation for consulting services rendered by him to the Company. The Board determined that Mr. Merchant was not "independent" for purposes of Rule 10A-3(b) for the corresponding periods during which he received compensation.

Nominating Committee. Because of its limited size, the Board of Directors does not have a nominating committee or a committee performing similar functions. Instead, all of the directors participate in the consideration of director nominees. Several of the Company's Directors would not be considered to be "independent" under the rules of NASDAQ or any of the other national securities exchanges.

Compensation Committee. Messrs. Merchant, Price, and Palamand presently serve as the members of the Company's Compensation Committee, which considers all matters of compensation with respect to the chief executive officer, president, any vice president, and any other senior executive, and makes recommendations to the Board of Directors regarding the compensation of such persons. The Compensation Committee also makes determinations with respect to the granting of stock options with respect to directors who are also employees of the Company. The Compensation Committee met twice during fiscal year 2006 and Mr. Price failed to attend one of those meetings.

Compensation Committee Interlocks and Insider Participation. Messrs. Merchant, Price and Palamand presently serve as the members of the Company's Compensation Committee. Mr. Merchant formerly served as the Company's Chief Financial Officer from November 1997 to October 1998. During 2006, no executive officer of the Company served on the compensation committee (or equivalent) or board of directors of another entity whose executive officer(s) served on the Company's Compensation Committee or Board of Directors.

COMPENSATION DISCUSSION AND ANALYSIS

Our compensation programs are designed to support our business goals while at the same time attracting and retaining experienced, talented and motivated individuals. This section of the Proxy Statement explains how our compensation programs are designed and operate in practice with respect to our Chief Executive Officer and Chief Financial Officer. We do not have any other executive officers or employees whose total compensation exceeds $100,000. The "Executive Compensation" section presents compensation earned by our Chief Executive Officer, and Chief Financial Officer in 2006, 2005 and 2004.

The Compensation Committee of the Board of Directors (the "Committee") determines and administers the compensation for MBC's executive officers. The Committee reviews and determines all components of the executive officers' compensation, including making individual compensation decisions and reviewing and revising compensation guidelines as appropriate. The Committee also consults with the Chief Executive Officer regarding revisions to the compensation of the Chief Financial Officer and other non-executive employees, as appropriate.

MBC's Compensation Philosophy

Historical Context

Since the late 1990s, following the completion of construction of the Company's brewing facility in Ukiah and its initial public offering, the Company has faced several financial and operational challenges which have had a substantial impact on the Company's compensation philosophy and policies. Specifically, the transition of the Company from a local brew pub with a limited operational infrastructure to a public company with bi-coastal manufacturing operations and domestic and international sales posed several challenges to the Company from an operational and managerial standpoint. The Company has historically experienced financial constraints due to the low utilization rates of its breweries, lack of adequate working capital and financial losses. As a result of such financial constraints, the Company has incurred large amounts of debt both from related parties as well as from financial institutions. In addition, the value of the Company's stock has decreased dramatically and its trading volume is extremely low. Given these financial factors and operational complexities, the Company has put in place a small, qualified management team of executive officers with extensive experience in the alcoholic beverages industry and has structured its current compensation policy to take account of such factors.

Core Elements

The core elements of the Company's overall compensation philosophy focus on the recruitment, retention and motivation of key employees. The Company's compensation program for executive officers does not currently have an equity component; executive officers' compensation is comprised solely of cash consideration and perquisites and other personal benefits. The Company does not currently have an equity plan in place for its executive officers and employees. Given the legal, accounting and administrative costs related to the establishment of an equity plan for a public company and in light of the current trading volume and share price of the Company's stock, the Committee and management believe at this time that it is preferable to provide non-equity based compensation packages. In addition, given the financial and operational status of the Company and the nature of the executive officers employment status (the Chief Executive Officer has a four (4) year employment agreement and the Chief Financial Officer is employed "at will"), all compensation is currently paid out to the executive officers. Although at this time there is no long-term compensation element in the Company's current compensation package, the Committee may in the future re-evaluate this policy.

The key design priorities that govern compensation decisions are as follows:

The recruitment, retention and motivation of key executive officers;

Levels and nature of responsibilities of the specific executive officer; and

Performance and overall contribution to the Company of the specific executive officer.

The Committee has integrated these priorities in structuring the elements of the Company's compensation packages for its executive officers. The Company has entered into an Employment Agreement with its Chief Executive Officer that sets forth the term of his employment and provides for certain benefits. The Company does not currently have an employment agreement in place with its Chief Financial Officer, but may enter into an employment agreement with such executive officer in the future. The Company does not have any severance payment arrangements (other than the reimbursement of travel expenses for the Chief Executive Officer and his family to return to their home country upon the termination of the Chief Executive Officer's employment with the Company) or payment arrangements that would be triggered by a "change in control" of the Company. The Company also does not maintain any retirement plan programs or provide the executive officers with any benefits following their retirement or termination from the Company.

Total compensation for the Chief Executive Officer and Chief Financial Officer consists of base salary, annual cash bonus payments, health benefits for the executive officer and their immediate dependent family members, key person life insurance (exclusively for the Chief Executive Officer), use of company vehicle and vacation reimbursement.

Determining Executive Compensation

The Committee's goal in establishing the compensation packages of the Company's executive officers is to remain at levels competitive with those of the alcoholic beverages industry (specifically the craft brewing segment) and other companies of comparable size and level of complexity of operations so as to attract and retain talented, experienced and motivated individuals in key positions. The Committee also intends that the compensation packages provided to the Company's executive officers reflect the responsibility level of the individual executive officer and such executive officer's historic performance of his duties.

The Company's Chief Executive Officer assists the Committee in its review and determination of appropriate levels of executive compensation for senior employees (excluding the Chief Executive Officer) by providing guidance on the responsibility levels and performance of such employees. To the extent practicable the Committee takes into account compensation packages at comparable companies. Given the financial status of the Company, the specialized nature of the Company's operations and the small number of craft brewing companies currently in the market, it is difficult to establish a peer group index on which to base its compensation determinations.

The Committee's process for determining compensation also includes a review of the Company's executive compensation philosophy and a review of the executive compensation programs currently in place. In addition, the Committee performs an analysis for each of the listed executive officers and reviews his individual compensation package based on several factors, including, but not limited to, his general leadership skills, the effectiveness of his managerial skills, his ability to take advantage of business opportunities, his ability to anticipate and effectively mitigate any potential operational and managerial problems, and his overall performance taking into account the level of complexity of the Company's operations. Moreover, the Company's limited financial resources also influence the Committee's structuring of the nature and amount of the executive officers' compensation packages.

The Committee determines individual compensation packages for the executive officers after reviewing the applicable executive officer's performance for the prior year. The Chief Executive Officer reviews the Committee's total compensation package for the Chief Financial Officer and may propose revisions to the Chief Financial Officer's compensation package based upon his performance during the year taking into account accomplishments and the level of challenges faced by him. In addition, the Chief Executive Officer assesses the Chief Financial Officer's level of professional competence and expertise, his effective use of resources and his handling of complex and challenging situations facing the Company. The Committee may, in its sole discretion, adjust the Chief Financial Officer's compensation package based on such assessment. The executive officers do not propose or seek approval for their own compensation.

The Committee conducts an annual compensation review of the Chief Executive Officer generally based upon his accomplishments and the challenges faced by him during the applicable year under review. The Committee also takes into consideration his general leadership skills, levels of administrative, professional and managerial competence and expertise, efficient use of resources, complex problem solving and negotiating skills and levels of productivity. In addition, the Committee considers the efforts of the Chief Executive Officer in attracting new contract brewing arrangements.

The Committee determines the amounts of the individual executive officer's base salary and bonus based upon the wide range of factors discussed above. In addition, the Committee may also consider cost of living adjustments, if applicable. The perquisites provided to the executive officers were put in place at the commencement of the applicable executive officer's employment with the Company and are substantially of the same nature as the perquisites provided to such executive officer by previous employers. The Committee believes that it is necessary to provide such perquisites in order to attract and retain high quality executive officers. Generally, the annual base salaries of the executive officers are determined in the first quarter of the applicable year. The amounts of the annual bonuses are typically determined during the first fiscal quarter proceeding the applicable year in question.

Elements of Compensation

Base Salary

The Committee establishes executive officers' base salaries based on the factors discussed above. In addition, historically approximately 25% of the cash compensation paid to the Chief Executive Officer and Chief Financial Officer, respectively, was paid in the form of a bonus rather than as salary due to the lack of sufficient available working capital during certain periods. The Committee believes that based upon the current amounts of the Company's available working capital, the percentage of cash compensation paid as salary will increase while the percentage of cash compensation paid as bonuses will correspondingly decrease for the upcoming year. Given the Company's stock performance and financial situation, there is currently no salary component directly tied to the Company's stock price nor to its financial performance.

Annual Cash Bonus

The compensation packages for the Chief Executive Officer and the Chief Financial Officer also contain a component providing for payment of annual cash bonuses. As discussed above, given the working capital constraints of the Company in the past, the Committee has historically determined that a percentage of the cash compensation of the executive officers would be in the form of annual cash bonuses that could be disbursed following the completion of the applicable fiscal year. The Committee believes that this allowed the Company to maintain levels of compensation necessary to retain the key executive officers, while taking into account the Company's working capital needs and limitations during the fiscal year. Effective January 1, 2007, the Committee has decreased the amount of cash compensation to be paid out in the form of annual bonuses and has correspondingly increased the amount to be paid out as annual salary as a result of changes in the amount of the Company's available working capital and cash flow due to recent debt refinancings.

Perquisites and Personal Benefits

In addition to salary and annual bonus, the total compensation of the Company's Chief Executive Officer and Chief Financial Officer includes perquisites and personal benefits. The types of perquisites and personal benefits awarded to the Chief Executive Officer and the Chief Financial Officer were determined when each such officer commenced employment with the Company and are substantially of the same nature as the perquisites provided to such executive officer by previous employers. The perquisites available to the executive officers consist of: use of company vehicles, health care reimbursement for the executive officer and his immediate family, reimbursement of certain specified vacation expenses and life insurance (exclusively for the Chief Executive Officer). The Committee believes that the types and dollar value of the perquisites awarded to the executive officers are commensurate with the Company's compensation philosophy to retain and attract key qualified executive officers and with the Company's current financial status.

Equity Plans

The Company does not currently maintain any equity compensation plans for or provide any form of equity compensation to its executive officers and does not currently contemplate providing compensation in the form of equity to its executive officers in the near future. As previously discussed, the Committee believes that the absence of equity compensation in the executive officer's total compensation program is appropriate due to the cost involved in establishing and maintaining equity plans, the Company's current stock price and trading volume.

Retirement Plans

The Company does not currently maintain any retirement plans, nor does it provide any post-retirement benefits to any of its employees (including its executive officers).

Adjustments in Case of Restatements

The Company currently does not have a policy regarding adjustments to compensation previously earned by the executive officers in case of a restatement of the Company's financial statements.

Impact of Tax and Accounting Considerations

Section 162(m) of the U.S. Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1,000,000 paid to the Chief Executive Officer and any other of its four most highly compensated executive officers. The Committee does not expect that total cash compensation to any individual executive will exceed $1,000,000 in the near future. At this time, there are no other tax or accounting matters that have a material impact on the Company's compensation philosophy.

Report of the Compensation Committee

The Compensation Committee, which is composed solely of independent members of the Board of Directors, assists the Board in fulfilling its responsibilities with regard to compensation matters and is responsible for determining the compensation of the Company's executive officers. The Compensation Committee has reviewed and discussed the "Compensation Discussion Analysis" section of this Proxy Statement with management, including our Chief Executive Officer, Yashpal Singh, and our Chief Financial Officer, N. Mahadevan. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the "Compensation Discussion and Analysis" section be included in this Proxy Statement

Compensation Committee

Sury Rao Palamand (Chair)

Kent D. Price

Jerome G. Merchant

Compensation Committee Charter

The Compensation Committee has not adopted a formal written charter.

SUMMARY COMPENSATION TABLE

The following table sets forth the annual compensation of the executive officers and employees whose total compensation exceed $100,000 during the fiscal year ended December 31, 2006.

None of these executive officers were issued any equity shares or stock options as compensation to date.

Dr. Vijay Mallya, Chairman acted as the Chief Executive Officer until January 13, 2005. Mr. Yashpal Singh, the Company's President, was appointed as Chief Executive Officer, effective as of January 14, 2005.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	( c )	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Yashpal Singh President and Chief Executive Officer	2006	150,000	46,900	-	-	-	-	19,006	215,906
	2005	120,000	43,300	-	-	-	-	15,872	179,162
	2004	120,000	43,300	-	-	-	-	14,914	178,214

Mahadevan Narayanan Chief Financial Officer and Corporate Secretary	2006	81,250	23,069	-	-	-	-		104,319
	2005	75,000	22,575	-	-	-	-		97,575
	2004	66,667	19,575	-	-	-	-		86,242

Note :	Other compensation of the Chief Executive Officer includes use of company vehicle, health care reimbursement for the executive and his immediate family and vacation reimbursement.

DIRECTORS' COMPENSATION
FOR THE YEAR 2006

Dr. Vijay Mallya, Chairman of the Board, is paid $120,000 per year by MBC for services rendered as Chairman, and (pound) 70,000 per year (approximately $129,000 in U.S. dollars at average exchange rate for the year 2006) by UBI for promoting the Company’s products in the European territory outside the United Kingdom.

Until December 31, 2006, Jerome Merchant was receiving $48,000 per year as a consultant to the Chairman’s office, therefore he was not paid any remuneration for attending meetings of the Board and Board committees. Effective January 1, 2007, Mr. Merchant receives remuneration applicable to independent directors for attending meetings of the Board and Board committees.

Directors who are not in receipt of fixed remuneration paid a fee calculated at $3,000 per Board meeting and $1,000 per committee meeting. The following table provides details of directors' compensation for the year 2006.

Name	Fees earned of Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	( c )	(d)	(e)	(f)	(g)	(h)
Dr.Vijay Mallya	249,038
Kent Price	-	10,000 **	-	-	-	-	10,000
Sury Rao Palamand	-	10,000 **	-	-	-	-	10,000
Jerome Merchant	48,000	-	-	-	-	-
Scott Heldfond	-	6,000 #	-	-	-	-	6,000
Michael Laybourne	-	6,000 #	-	-	-	-	6,000

**
Fee for attending two board meetings and four committee meetings calculated at $3,000 per board meeting and $1,000 per committee meeting, to be compensated in the form of Company’s common stock calculated at $0.28 per share being the book value of the stock as at December 31, 2006

#
Fee for attending two board meetings calculated at $3,000 per board meeting, to be compensated in the form of Company’s common stock calculated at $0.28 per share being the book value of the stock as at December 31, 2006.

Report of the Audit Committee

The following audit committee report is provided in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC"). Pursuant to such rules and regulations, this report shall not be deemed to be (i) "soliciting materials," (ii) "filed" with the SEC, (iii) subject to Regulation 14A or 14C, or (iv) subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

The Board of Directors maintains an Audit/Finance Committee comprised of three (3) of the Company's outside directors. As of January 1, 2007, the Board of Directors and the Audit/Finance Committee believe that the Audit/Finance Committee's current member composition satisfies the NASDAQ rules governing audit committee composition, including the requirement that all audit committee members be "independent directors." Prior to January 1, 2007, Mr. Merchant received compensation from the Company for consulting services. Given Mr. Merchant's financial expertise and to ensure continuity the Board of Directors determined that it was beneficial to the Company to have Mr. Merchant serve on the Audit Committee. The Audit/Finance Committee has adopted a written charter, attached to this proxy as Exhibit A.

The Audit/Finance Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of accounting, auditing, and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit/Finance Committee has (i) reviewed and discussed the audited financial statements with management, (ii) discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61, and (iii) received and reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board's Standard No. 1, and discussed with the independent auditors any relationships that may impact their objectivity and independence.

Based on the review and discussions referred to above, the Audit/Finance Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC.

Approved by the Members of the Audit Committee:

Kent D. Price (Chairman)
Jerome G. Merchant
Sury Rao Palamand

Director Compensation

The Company's policy with respect to compensation of outside directors for their services as directors is as follows: each outside director receives $3,000 per meeting of the Board of Directors he attends and $1,000 per committee meeting he attends. The outside directors have opted to receive such compensation in shares of the Company's Common Stock pursuant to the terms of the Directors' Compensation Plan. Such shares are valued at the higher of the book value of the Company's Common Stock for the applicable year or the average fair market value of such stock over the course of the applicable year of the meeting for which the Director is being compensated.

Until December 2006, Mr. Merchant received a monthly fee of $4,000 in exchange for consulting services he provided to the Company and did not receive any compensation for attending meetings of the Board of Directors or Board committees. Effective January 2007, Mr. Merchant is governed by Company's policy with respect to compensation of outside directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS.

The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company's Common Stock and Series A Preferred Stock as of April 30, 2007, for (a) each shareholder known by the Company to own beneficially 5% or more of the outstanding shares of its Common Stock or Series A Preferred Stock; (b) each director; and (c) all directors and executive officers of the Company as a group. Except as otherwise noted, the Company believes that the beneficial owners of the Common Stock and Series A Preferred Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

Name and Address	Shares Beneficially Owned (1)	Approximate Percentage

COMMON STOCK
United Breweries of America, Inc. 1050, Bridge way, Sausalito, CA 94965	3,087,818(2)	26.6%
Inversiones Mirabel S.A. Hong Kong Bank Building 6th Floor, Samuel Lewis Avenue P O Box 6-4298, El Dorado Panama City, Panama	5,500,000(2)	47.3%
United Breweries (Holdings) Limited. 100/1, Richmond Road, Bangalore - 560 025, India	8,587,818(3)	73.9%
H. Michael Laybourn +	345,664	2.9%
Vijay Mallya	8,587,818(5)	73.9%
Kent D Price c/o Parker Price Venture Capital, Inc. 101, California Street Suite 2830 San Francisco, CA 94111	189,435	1.6%
Sury Rao Palamand, Ph.D. +	154,593	1.3%
Jerome G. Merchant+	105,665	--
Yashpal Singh+	--	--
Scott R. Heldfond +	22,221	--
N. Mahadevan	--	--
All Directors and executive officers as a group (8 persons)	9,405,396(6)	81%

SERIES A PREFERRED STOCK
H. Michael Laybourn +	6,100	2.7%
All Directors and executive officers as a group (8 persons)	6,100	2.7%

+ 1601 Airport Road, Ukiah, CA 95402

(1) Applicable percentages of ownership are based on 11,628,174 shares of Common Stock outstanding. Shares of Common Stock subject to a contract of purchase or options currently exercisable or exercisable within 60 days after the date of this Annual Report on Form 10-K are deemed outstanding for purposes of computing the percentage ownership of the person obligated to purchase the shares or holding the options, but are not deemed outstanding for computing the percentage of any other person.

(2) Does not include 1,863,193 shares issuable to UBA upon conversion of certain convertible notes issued by MBC to UBA under a Master Line of Credit Agreement (For additional information, see "Item 13. Certain Relationships and Related Transactions"). UBHL is the ultimate beneficiary of substantially all of the shares owned by both UBA and Inversiones.

(3) Includes all shares held by the Company's two largest shareholders, UBA and Inversiones. UBHL is the beneficial owner of UBA and Inversiones because they are both controlled by Rigby International Corp., a company registered in the British Virgin Island with its primary offices at Vanterpool Plaza, 2nd Floor, Wickhams Cay I, Road Town, Tortola, British Virgin Island 2 and its mailing address c/o CAS SA, 12-14 Avenue, Riverdil, CH-1260, Lyon, Switzerland, which in turn is a wholly-owned subsidiary of UBHL. Such amount does not include 1,863,193 shares issuable to UBA upon conversion of certain convertible notes issued by MBC to UBA under a Master Line of Credit Agreement.

(4) [Intentionally omitted]

(5) Includes all shares indirectly held by UBHL. Does not include 1,863,193 shares issuable to UBA upon conversion of certain convertible notes issued by MBC to UBA described in footnotes (2) and (3) above. Dr. Mallya disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(6) Does not include shares which may be obtained upon the conversion of the Notes described in footnotes (2) and (3), above.

Stock Option Grants

No stock options nor freestanding stock appreciation rights were held by, granted to, or exercised by any of the Company's executive officers during the fiscal year ended December 31, 2005; and no such options nor stock appreciation rights have been granted to or exercised by any executive officer to date during 2006.

Certain Relationships and Related Transactions

During fiscal year 2006, and through the date of this Proxy Statement, the Company is a participant in the following transactions which (i) the amount involved exceeds $120,000 and (ii) a related person had or will have a direct or indirect material interest:

Policies of the Company

Although there is no formal written policy in place regarding related party transactions, historically, the Board has generally reviewed and approved or ratified the Company's related party transactions.

Master Line of Credit Agreement

On August 31, 1999, the Company and United Breweries of America, Inc. ("UBA") entered into a Master Line of Credit Agreement, which was subsequently amended on April 28, 2000, and February 12, 2001 (the "Credit Agreement"). The terms of the Credit Agreement provide the Company with a line of credit in the principal amount of up to $1,600,000.

UBA has made thirteen (13) separate advances to the Company under the Credit Agreement, and one separate advance with a principal amount of $400,000 on terms substantially similar to those of the Credit Agreement, each pursuant to an eighteen-month promissory note, (collectively, the "UBA Notes"). Interest accrued on the UBA Notes at an interest rate equal to the lesser of (i) one and one-half percent (1.5%) per annum above the prime rate offered from time to time by the Bank of America in San Francisco, California, or (ii) ten percent (10%). The maturity dates of the UBA Notes have been extended until June 30, 2007.

As of the date of this Proxy Statement, the aggregate outstanding principal amount of the UBA Notes is $1,915,400, and the accrued but unpaid interest thereon is equal to approximately $877,900. The entire amount of the outstanding principal and accrual but unpaid interest is convertible into shares of common stock of the Company at a conversion price of $1.50 per share. As of the date of this Proxy Statement, United Brewers of America beneficially owns approximately 26.6% of the Company's outstanding Common Stock (excluding any shares issuable upon the conversion of the UBA Notes) and the Company's Chairman, Dr. Vijay Mallya, is also the Chairman of the board of UBA.

In July 2001, the Company entered into a Kingfisher Trademark and Trade Name License Agreement with Kingfisher America, Inc., a Delaware corporation affiliated with UB Limited, pursuant to which the Company obtained a royalty-free, exclusive license to use the Kingfisher trademark and trade name in connection with the brewing and distribution of beer in the United States. Under its terms, this agreement will remain in effect for so long as the Distribution Agreement (described below) between UBI and UBSN remains in effect. Currently, that Agreement is scheduled to expire in October 2013.

Because the Company's Chairman of the Board, Dr. Vijay Mallya, is also the Chairman of the Board of UB Limited, the transactions represented by these license agreements may be deemed to be related party transactions.

Shepherd Neame, Ltd.

As described more fully below, the Company's principal European subsidiary, UBSN, is a party to a Brewing Agreement and a Loan Agreement with Shepherd Neame. Shepherd Neame and the Company may be deemed to be related parties, because Mr. R.H.B. Neame (Shepherd Neame's Chairman of the Board) was also a director of the Company until 2004, and Mr. David Townshend (a senior Shepherd Neame employee) was serving as the President of UBSN (pursuant to an agreement between UBSN and Shepherd Neame) and was also a director of the Company until 2004.

Brewing Agreement

On October 9, 1998, UBI and UBSN entered into a Brewing Agreement with Shepherd Neame, and on October 24, 2001, this agreement was amended by a Supplemental Agreement (as so amended, the "Brewing Agreement").

The Brewing Agreement, which was entered into (and amended) in conjunction with the Loan Agreement described below, grants Shepherd Neame the exclusive right to brew, keg, bottle, can, label, and package all beers and related products sold under the Kingfisher trademark in the United Kingdom, and with respect to the distribution of such products elsewhere in the European Territory, UBI and UBSN further agreed that they would require any other distributor of such products (subject to applicable laws and regulations) both to obtain such products directly from a company related to UBI or its subsidiaries and to refrain from seeking customers, or establishing a distribution network for such products, in the United Kingdom. In exchange, Shepherd Neame agreed to brew and/or supply Kingfisher Premium Lager and related products to UBSN for destinations within (and, with the consent of Shepherd Neame, outside) the United Kingdom. The price UBSN pays to Shepherd Neame for brewing Kingfisher Premium Lager for distribution in the United Kingdom is set by a formula which varies according to the applicable duty on Kingfisher Premium Lager and other factors. For 2006, the purchases from Shepherd Neame by UBSN equaled approximately $14,589,300 at the average exchange rate in effect during 2006.

Loan Agreement

Concurrently with the Brewing Agreement described above, UBSN and Shepherd Neame entered into a Loan Agreement, under which on or about October 24, 2001, Shepherd Neame advanced to UBSN £600,000 (the full amount available under the Loan Agreement), at a fixed interest rate of 5%, for general corporate purposes. This loan is payable in ten annual installments of £60,000 each, commencing on June 30, 2003 and continuing on each anniversary thereof until the Loan is fully repaid. Any remaining balance of principal or interest will become due and payable (and the loan will terminate) on June 30, 2013. It would be an event of default under the Loan Agreement, and the lender would have the right, at will, not only to cancel the Loan Agreement and accelerate all sums due under it, but also to terminate the Brewing Agreement, if UBSN were to terminate or default under the Brewing Agreement, or if either of the License Agreements that UBI and UBSN have entered into with UB Limited are terminated (except in accordance with their terms or in connection with the parties' entry into an equivalent Brewing Agreement).

Distribution Agreement

UBI entered into a Distribution Agreement with its wholly-owned subsidiary UBSN on October 9, 1998. Under this agreement, which was subsequently amended by a Supplemental Agreement dated as of October 24, 2001 (together, the "Distribution Agreement"), UBI granted UBSN an exclusive sublicense for the distribution of all lager and other beer products brewed or prepared for sale in the Company's European Territory, and a sublicense to use the Kingfisher trademark and trade name, to manufacture, package, market, distribute, and sell beer and other products using the Kingfisher trademark and logo, and to enter into a Brewing License Agreement described below. The Distribution Agreement, which also requires UBSN to pay UBI a royalty fee of 50 British pence (approximately $0.92 at the average exchange rates in effect during fiscal year 2006) for every 100 liters (26 gallons) of beer brewed for sale in the European Territory, will expire (unless its term is extended) in October 2013. For 2006, UBSN paid royalties to UBI of approximately $44,000.

Market Development Agreement

Effective October 26, 2001, the Company and UBSN entered into a Market Development, General and Administrative Services Agreement (the "Market Development Agreement"), under the terms of which UBSN engaged the Company to perform a variety of advertising, promotional, and other market development activities in the United States, in connection with Kingfisher beer and related consumer products (the "Products"), provide certain legal and business management support services to UBSN, and provide assistance with the establishment and management of distribution channels for the Products in the United States. In consideration for the services received under this agreement, UBSN agreed to pay the Company's service fees amounting in the aggregate to $1,500,000 over the period from 2001 through 2003. Such payments have been made in full and no additional payments are anticipated to be made in the future. The Company and UBSN agreed to extend the agreement for an additional five (5) year period.

Brewing License Agreement

Concurrently with the Market Development Agreement described above, the Company entered into a Brewing License Agreement with UBSN, under the terms of which UBSN granted to the Company an exclusive license to brew and distribute Kingfisher Premium Lager in the United States, in exchange for a royalty, payable to UBSN, of eighty cents ($0.80) for each case of Kingfisher Premium Lager brewed by the Company under this agreement. The Company and UBSN agreed to extend the agreement for a further period of five years. The royalty due to UBSN pursuant to the Brewing License Agreement for the year 2006 was approximately $102,200.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires each of the Company's directors and executive officers, and each person who or which is a beneficial owner of more than 10% of the Company's Common Stock, to file reports with the Securities and Exchange Commission ("SEC") of each such person's ownership of equity securities of the Company and changes in such person's ownership. These persons are required by SEC regulations to furnish the Company with copies of all such forms they file.

Based solely on a review of written statements of the Company's insiders and Forms 3, 4, and 5 furnished to the Company, except as previously disclosed, no transactions were not reported on a timely basis nor were there any known failures to file a required report.

Comparative Performance Graph

Set forth below is a graph comparing the cumulative total return to shareholders on the Company's Common Stock with the cumulative total return of the Russell 2000 Index and an index comprised of other publicly-traded craft beer companies (the "Peer Group") for the period beginning on December 31, 2001 and ended on December 31, 2006. The total return on the Company's Common Stock, the Russell 2000 Index and the Peer Group Index assumes the value of each investment was $100 on December 31, 2001, and that any dividends were reinvested. The points represent fiscal year-end index levels based on the last trading day in each fiscal year. Return information is historical and not necessarily indicative of future performance.

	2001	2002	2003	2004	2005	2006
MENDOCINO BREWING	100	63	38	33	21	50
PEER GROUP	100	90	112	131	147	215
RUSSEL 2000 INDEX	100	78	114	133	138	161

The Company's Peer Group is comprised of three publicly traded craft beer companies. As required, the returns of each of the component companies in the Peer Group return are calculated and weighted according to their respective market capitalization at the beginning of the period. The Peer Group is composed of: Red Hook Ale Brewery, Inc. (NASDAQ: HOOK), The Boston Beer Company, Inc. (NYSE: SAM), and Pyramid Breweries Inc. (Nasdaq: PMID).

  VOTE REQUIRED FOR THE ELECTION OF DIRECTORS

The affirmative vote of the holders of a plurality of the shares of Common Stock present and voting at the Annual Meeting is required to elect each of the nominees for director. Each share of Common Stock which is represented, in person or by proxy, at the Annual Meeting will be accorded one vote on each nominee for director, unless one or more shareholders express an intention to exercise their right to cumulative voting, in which case all shares will be accorded cumulative voting rights. For purposes of this vote, abstentions and broker non-votes will in effect not be counted. Please see "GENERAL INFORMATION -- Voting Securities of the Company - Cumulative Voting," above, for a brief description of the voting procedures in the event that cumulative voting is requested at the Annual Meeting in connection with the election of directors.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
EACH OF THE NOMINEES FOR DIRECTOR DESCRIBED ABOVE.

PROPOSAL NO. 2: RATIFICATION OF INDEPENDENT AUDITORS

The Company has appointed PMB Helin Donovan, LLP. ("PMB"), as its independent auditors to perform the audit of the Company's financial statements for the year 2007, and the shareholders are being asked to ratify that appointment. PMB audited the Company's 2006 and 2005 financial statements. The Company's Annual Report on Form 10-K for the year ended December 31, 2006, which incorporates the 2006 financial statements, is included (without Exhibits) with this Proxy Statement.

All audit and other services performed by PMB on behalf of the Company are approved in advance by the Audit Committee, on a case-by-case basis.

A representative of PMB will be present at the Annual Meeting and will be available to answer questions.

 Fees and Services

AUDIT FEES. The aggregate fees billed by PMB for the audit of the Company's annual consolidated financial statements for the year ended December 31, 2005 was $90,000; fees of an additional $45,685 were billed to the Company during 2006 in connection with PMB’s review of interim financial statements in connection with the Company's Quarterly Reports on Form 10-Q for this year. Such fees represented 90% of the total fees for services rendered to the Company by PMB during 2006.

AUDIT RELATED FEES. PMB did not bill any amount in fees for assurance or related services to the Company in 2006, 2005 or 2004, respectively.

TAX FEES. The aggregate fees billed during 2006 for tax products and services related to the preparation of the Company's tax returned provided by PMB, other than those described in the foregoing paragraphs, was $15,000. Such fees represented 10% of the total fees for services rendered to the Company by PMB during 2006.

ALL OTHER FEES. During the year 2006, PMB did not bill the Company for any amount other than those mentioned above.

The Company is not aware that any significant amount of the work done during the course of the audits of the Company's 2005 and 2004 Financial Statements was performed by persons other than full-time, permanent, employees of PMB.

The Audit Committee has determined that the provision of the services rendered above is compatible with the maintenance of auditor's independence.

The Company is not aware that any significant amount of the work done during the course of audit of the Company's financial statements for the fiscal year ended December 31, 2006 was performed by persons other than full-time, permanent, employees of PMB.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE '"FOR" RATIFICATION OF THE APPOINTMENT OF PMB HELIN DONOVAN, LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Shareholder Communications with the Board of Directors

The Board of Directors has a process by which shareholders may communicate with the Board of Directors, the non-management directors, or with any individual director concerning the Company. Shareholders wishing to do so may write to the Board of Directors or to the applicable director or directors; such communications should be addressed as follows: N. Mahadevan, Corporate Secretary, Mendocino Brewing Company, Inc., 1601 Airport Road, Ukiah, CA 95482. The envelope should indicate that it contains a shareholder communication. All such communications relating to the Company will be forwarded to the entire Board of Directors, the director or directors to whom they are addressed, as applicable.

Shareholder Proposals to be Presented at the Next Annual Meeting

Any proposal which a shareholder wishes to have presented at the next annual meeting and included in the management proxy materials relating to such meeting must be received at the main office of the Company a reasonable time before the Company begins to print and mail its proxy materials in connection with that meeting. The Company will advise its shareholders of the date of its next (2008) Annual Meeting of Shareholders, once that date has been set, through its Quarterly Reports on Form 10-Q or by a Current Report on Form 8-K. If a shareholder proposal for consideration at the 2008 Annual Meeting is in compliance with all of the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, it will be included in the proxy statement for that meeting, and set forth on the form of proxy issued for the 2008 Annual Meeting of Shareholders.

For a shareholder proposal that is not intended to be included in the Company's proxy statement under Rule 14a-8, the Shareholder must deliver written notice to the Secretary of the Company at the Company's principal executive offices a reasonable time before the Company mailed its proxy materials for this year. Notice of such proposals should be addressed to:

N. Mahadevan
Corporate Secretary
Mendocino Brewing Company, Inc.
1601 Airport Road
Ukiah, California 95482

It is urged that any shareholder proposals be sent by certified mail, return receipt requested.

Availability of Annual Report on Form 10-K

Included with this Proxy Statement, and partially incorporated herein, is a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (without exhibits). THE COMPANY WILL PROVIDE TO ANY SHAREHOLDER, UPON WRITTEN REQUEST AND WITHOUT CHARGE, AN ADDITIONAL COPY OF THIS REPORT (also without Exhibits). Such written requests should be made to the Company at Mendocino Brewing Company, Inc., Attn: Sarah T. McDaniel, Manager, Shareholder Relations, 1601 Airport Road, Ukiah, CA 95482, Telephone: (800) 733-3871.

Other Matters to be Considered at the Annual Meeting

The Board of Directors does not presently intend to present matters other than the foregoing for action by the shareholders at the Annual Meeting, and, so far as is known to the Board of Directors, no matters are to be brought before the Annual Meeting except as specified herein. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form accompanying this Proxy Statement, will be voted in accordance with the judgment of the persons voting such proxies.

Attached Documents

A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2006 (not including the Exhibits thereto) accompanies this Proxy Statement.

EXHIBIT A

MENDOCINO BREWING COMPANY, INC.

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I. Purpose

The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Mendocino Brewing Company, Inc. (the "Company") is to assist the Board in fulfilling its statutory and fiduciary oversight responsibilities relating to the Company's financial accounting, reporting and controls. The Committee's principal functions are to:

o monitor the periodic reviews of the adequacy of the accounting and financial reporting process and systems of internal control that are conducted by the Company's independent auditors and the Company's financial and senior management;

o review and evaluate the independence and performance of the Company's independent auditors; and

o facilitate communication among the Company's independent auditors, the Company's financial and senior management, and the Board.

The Committee will fulfill these functions primarily by carrying out the activities enumerated in Part IV of this charter. In order to serve these functions, the Committee shall have unrestricted access to Company personnel and documents, and shall have authority to direct and supervise an investigation into any matters within the scope of its duties, including the power to retain outside counsel in connection with any such investigation.

While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of the management and the Company's independent auditors. Nor is the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and its independent auditors or to assure compliance with laws and regulations and the Company's policies and procedures.

II. Membership

All members of the Committee will be appointed by, and shall serve at the discretion of, the Board. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the Committee membership.

As of the date this charter is adopted, the Committee shall consist of three or more members of the Board, with the exact number being determined by the Board. Each member of the Committee shall be "independent" as defined by the rules of The Nasdaq Stock Market, as they may be amended from time to time (the "Rules"), except as otherwise permitted by such Rules. Each member of the Committee shall have the ability to read and understand fundamental financial statements (or become able to do so within a reasonable time after joining the Committee) and at least one member shall have prior experience in accounting, financial management or financial oversight, as required by the Rules.

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III. Meetings

Meetings of the Committee shall be held from time to time as determined by the members of the Committee. The Committee should periodically meet with the independent auditors out of the presence of management about internal controls, the fullness and accuracy of the Company's financial statements and any other matters that the Committee or these groups believe should be discussed privately with the Committee. The Committee members, or the Chairman of the Committee on behalf of all of the Committee members, should communicate with management and the independent auditors on a quarterly basis in connection with their review of the Company's financial statements.

IV. Responsibilities and duties

The following shall be the principal recurring process of the Committee in carrying out its oversight responsibilities. These processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.

1. Review the Company's quarterly and annual financial statements, including any report or opinion by the independent auditors, prior to distribution to the public or filing with the Securities and Exchange Commission.

2. In connection with the Committee's review of the financial statements:

o Discuss with the independent auditors and management the financial statements and the results of the independent auditors' audit of the financial statements.

o Discuss any items required to be communicated by the independent auditors in accordance with SAS 61, as amended. These discussions should include the independent auditors' judgment about the quality and appropriateness of the Company's accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the Company's financial statements and any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

3. In connection with the Committee's review of the quarterly financial statements:

o Discuss with the independent auditors and management the results of the independent auditors' SAS 71 review of the quarterly financial statements.

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o Discuss significant issues, events and transactions and any significant changes regarding accounting principles, practices, judgments or estimates with management and the independent auditors, including any significant disagreements among management and the independent auditors.

4. Discuss any comments or recommendations of the independent auditors outlined in their annual management letter. Approve a schedule for implementing any recommended changes and monitor compliance with the schedule.

5. Discuss with the independent auditors and management their periodic reviews of the adequacy of the Company's accounting and financial reporting processes and systems of internal control, including the adequacy of the systems of reporting to the Audit Committee by each group.

6. Periodically consult with the independent auditors out of the presence of management about internal controls, the fullness and accuracy of the Company's financial statements and any other matters that the Committee or these groups believe should be discussed privately with the Committee.

7. Review the independence and performance of the independent auditors. Recommend to the Board the appointment or discharge of the independent auditors.

8. Communicate with the Company's independent auditors about the Company's expectations regarding its relationship with the auditors, including the following; (i) the independent auditors' ultimate accountability to the Board and the Committee, as representatives of the Company's stockholders; and (ii) the ultimate authority and responsibility of the Board and the Committee to select, evaluate and, where appropriate, replace the independent auditors.

9. Review and approve processes and procedures to ensure the continuing independence of the Company's independent auditors. These processes shall include obtaining and reviewing, on an annual basis, a letter from the independent auditors describing all relationships between the independent auditors and the Company required to be disclosed by Independence Standards Board Standard No. 1, reviewing the nature and scope of such relationships and discontinuing any relationships that the Committee believes could compromise the independence of the auditors.

10. Review the independent auditor's audit plan.

11. Approve the fees and other significant compensation to be paid to the independent auditors.

12. Periodically review the status of any legal matters that could have a significant impact on the Company's financial statements.

13. Annually prepare a report to the Company's stockholders for inclusion in the Company's annual proxy statement as required to by the rules and regulations of the Securities and Exchange Commission, as they may be amended from time to time.

14. Maintain minutes and periodically report to the Board on significant matters related to the Committee's responsibilities.

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15. Review and reassess the adequacy of the Committee's charter at least annually.

16. Perform any other activities required by applicable law, rules or regulations, including the rules of the Securities and Exchange Commission and any stock exchange or market on which the Company's Common Stock is listed, and perform other activities that are consistent with this charter, the Company's Bylaws, and governing laws, as the Committee or the Board deems necessary or appropriate.

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